XAI OCTAGON CREDIT TRUST

POWER OF ATTORNEY

That each of the undersigned officers and trustees of XAI Octagon Credit Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint each of John P. McGarrity and Kimberly Ann Flynn as true and lawful attorneys and agents, each with full power of substitution and resubstitution and with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s common shares of beneficial interest, par value $0.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original.

This Power of Attorney supersedes any previous versions of same, and shall be valid from the date hereof until specifically revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with XA Investments LLC.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 15th day of August, 2018.

TRUSTEES:

/s/ Danielle Cupps
Danielle Cupps Trustee

/s/ Gregory G. Dingens
Gregory G. Dingens Trustee

/s/ Philip G. Franklin
Philip G. Franklin Trustee

/s/ Scott Craven Jones
Scott Craven Jones Trustee

PRINCIPAL EXECUTIVE OFFICER:

/s/ Theodore J. Brombach
Theodore J. Brombach Trustee, President and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

/s/ John “Yogi” Spence
John “Yogi” Spence Chief Financial Officer and Treasurer